Exhibit 99.1

NV5 ANNOUNCES RECORD SECOND QUARTER RESULTS; EXCEEDS ANALYSTS' EXPECTATIONS

 Hollywood, FL – August 5, 2020 – NV5 Global, Inc. (Nasdaq: NVEE) ("NV5" or the "Company"), a provider of professional and technical engineering, geospatial, and consulting solutions, today reported financial results for the second quarter ended June 27, 2020.

In the second quarter, Gross Revenues increased 27% and Gross Revenues, exclusive of sub-consultant services and other direct costs ("Net Revenues"), increased 29%. "We are pleased with our second quarter performance, which exceeded analyst expectations in both gross revenues and adjusted earnings per share, while generating strong cash flows from operations and adjusted EBITDA, despite the impacts of the COVID-19 pandemic. We also secured a number of large contracts with utilities, departments of transportation, and the municipal sector in the second quarter and entered into an agreement to acquire Mediatech Design Group, which is expected to increase our technology design services in the Middle East and Southeast Asia," said Dickerson Wright, PE, Chairman and CEO of NV5.

Second Quarter 2020 Financial Highlights

•	Gross Revenues for the second quarter of 2020 were $162.7 million compared to $128.0 million in the second quarter of 2019.

•	Net Revenues for the quarter were $128.5 million compared to $99.5 million in the second quarter of 2019.

•	Gross Revenues for the quarter exceeded analyst consensus expectations by 8%.

•
Net income for the second quarter of 2020 was $4.5 million compared to $8.8 million in the second quarter of 2019 (second quarter of 2020 included $3.9 million of additional interest expense, $4.4 million of additional intangible amortization expense, and a higher effective income tax rate compared to second quarter of 2019).

•	Adjusted EBITDA for the second quarter of 2020, excluding stock compensation and acquisition-related costs, was $26.9 million, an increase from $18.4 million in the second quarter of 2019.

•	GAAP EPS was $0.36 per share in the second quarter of 2020.

•	Adjusted EPS in the second quarter of 2020 was $0.93 per share, exceeding analyst consensus expectations of $0.59 per share.

•	Cash flows from operations for the second quarter of 2020 were $37.1 million compared to $1.1 million in the second quarter of 2019.

Six Months Ended June 27, 2020 Financial Highlights

•	Gross Revenues for the six months ended June 27, 2020 were $328.2 million compared to $245.3 million in the six months ended June 29, 2019.

•	Net Revenues for the six months ended June 27, 2020 were $258.1 million compared to $190.2 million in the six months ended June 29, 2019.

•
Net income for the six months ended June 27, 2020 was $8.7 million compared to $14.3 million in the six months ended June 29, 2019 (six months ended June 27, 2020 included $7.4 million of additional interest expense, $7.8 million of additional intangible amortization expense, and a higher effective income tax rate compared to six months ended June 29, 2019).

•
Adjusted EBITDA for the six months ended June 27, 2020, excluding stock compensation and acquisition-related costs, was $51.1 million, an increase from $33.8 million in the six months ended June 29, 2019.

•	GAAP EPS was $0.69 per share in the six months ended June 27, 2020.

•	Adjusted EPS in the six months ended June 27, 2020 was $1.77 per share.

•	Cash flows from operations for the six months ended June 27, 2020 were $50.7 million compared to $17.4 million in the six months ended June 29, 2019.

Use of Non-GAAP Financial Measures

Net Revenues are not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”). Gross Revenues include sub-consultant costs and other direct costs, which are generally pass-through costs. Furthermore, Gross Revenues eliminates intercompany revenues where the Company performed the service in lieu of utilizing third-party sub-consultants. The Company believes that Net Revenues, which is a non-GAAP financial measure commonly used in our industry, provides a meaningful perspective on our business results. A reconciliation of Gross Revenues as reported in accordance with GAAP to Net Revenues is provided at the end of this news release.

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Adjusted EBITDA reflects adjustments to EBITDA to eliminate stock-based compensation expense and acquisition-related costs. Management believes Adjusted EBITDA, in addition to operating profit, Net Income, and other GAAP measures, is a useful indicator of our financial and operating performance and our ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt service. A reconciliation of Net Income, as reported in accordance with GAAP, to Adjusted EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits, and acquisition-related costs. As we continue our acquisition strategy, the growth in Adjusted EPS will likely increase at a greater rate than GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS is provided at the end of this news release.

Our definition of Net Revenues, Adjusted EBITDA, and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Gross Revenues, Net Income, and Diluted Earnings per Share.

Conference Call

NV5 will host a conference call to discuss its second quarter 2020 financial results at 4:30 p.m. (Eastern Time) on August 5, 2020. The accompanying presentation for the call is available by visiting http://ir.nv5.com.

Date:    Wednesday, August 5, 2020
Time:    4:30 p.m. Eastern
Toll-free dial-in number:    +1 844-348-6875
International dial-in number:    +1 509-844-0152
Conference ID:    8279137
Webcast:    http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time to allow the operator to log your name and connect you to the conference.

The conference call will be webcast live and available for replay via the “Investors” section of the NV5 website.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of professional and technical engineering, geospatial, and consulting solutions ranked #27 in the Engineering News-Record Top 500 Design Firms list. NV5 serves public and private sector clients in the infrastructure, utility services, construction, real estate, and environmental markets. NV5 primarily focuses on five business verticals: construction quality assurance, infrastructure engineering and support services, utility services, program management, and environmental solutions, and delivers geospatial services through its subsidiary Quantum Spatial, Inc., the largest full-service geospatial solutions provider in North America. The Company operates out of more than 100 locations worldwide. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.
Jack Cochran
Vice President, Marketing & Investor Relations
Tel: +1-954-637-8048
Email: ir@nv5.com

Source: NV5 Global, Inc.

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share data)

	June 27, 2020	December 28, 2019
Assets
Current assets:
Cash and cash equivalents	$65,212	$31,825
Billed receivables, net	131,255	131,041
Unbilled receivables, net	80,269	79,428
Prepaid expenses and other current assets	8,435	8,906
Total current assets	285,171	251,200
Property and equipment, net	29,404	25,733
Right-of-use lease assets, net	45,175	46,313
Intangible assets, net	191,126	255,961
Goodwill	343,170	309,216
Other assets	3,069	4,714
Total Assets	$897,115	$893,137

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$36,741	$36,116
Accrued liabilities	49,797	47,432
Income taxes payable	613	—
Billings in excess of costs and estimated earnings on uncompleted contracts	8,544	3,303
Client deposits	286	221
Current portion of contingent consideration	1,079	1,954
Current portion of notes payable and other obligations	22,176	25,332
Total current liabilities	119,236	114,358
Contingent consideration, less current portion	1,733	2,048
Other long-term liabilities	37,181	34,573
Notes payable and other obligations, less current portion	326,020	332,854
Deferred income tax liabilities, net	40,575	53,341
Total liabilities	524,745	537,174

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized, 13,033,842 and 12,852,357 shares issued and outstanding as of June 27, 2020 and December 28, 2019, respectively	130	129
Additional paid-in capital	258,902	251,187
Retained earnings	113,338	104,647
Total stockholders’ equity	372,370	355,963
Total liabilities and stockholders’ equity	$897,115	$893,137

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share data)

	Three Months Ended		Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Gross revenues	$162,689	$127,974	$328,169	$245,309

Direct costs:
Salaries and wages	45,079	38,080	90,114	73,337
Sub-consultant services	25,244	20,044	52,670	36,996
Other direct costs	8,914	8,410	17,402	18,106
Total direct costs	79,237	66,534	160,186	128,439

Gross Profit	83,452	61,440	167,983	116,870

Operating Expenses:
Salaries and wages, payroll taxes and benefits	44,149	30,765	89,706	60,004
General and administrative	11,824	10,896	24,980	19,758
Facilities and facilities related	5,357	3,937	10,754	7,743
Depreciation and amortization	11,160	6,245	22,200	12,357
Total operating expenses	72,490	51,843	147,640	99,862

Income from operations	10,962	9,597	20,343	17,008

Interest expense	(4,403)	(457)	(8,190)	(808)

Income before income tax expense	6,559	9,140	12,153	16,200
Income tax expense	(2,056)	(346)	(3,462)	(1,863)
Net Income and Comprehensive Income	$4,503	$8,794	$8,691	$14,337

Earnings per share:
Basic	$0.37	$0.73	$0.71	$1.19
Diluted	$0.36	$0.70	$0.69	$1.15

Weighted average common shares outstanding:
Basic	12,308,965	12,106,066	12,271,221	12,033,906
Diluted	12,609,918	12,521,463	12,601,830	12,447,248

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months Ended
	June 27, 2020	June 29, 2019
Cash Flows From Operating Activities:
Net income	$8,691	$14,337
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,277	12,357
Non-cash lease expense	4,307	4,251
Provision for doubtful accounts	1,690	1,456
Stock-based compensation	6,880	4,167
Change in fair value of contingent consideration	—	49
Gain on disposals of property and equipment	(350)	(48)
Deferred income taxes	(869)	477
Amortization of debt issuance costs	442	—
Changes in operating assets and liabilities, net of impact of acquisitions:
Billed receivables	(1,134)	5,511
Unbilled receivables	(2,286)	(5,188)
Prepaid expenses and other assets	2,117	(9,413)
Accounts payable	138	(3,816)
Accrued liabilities	1,922	968
Income taxes payable	613	(2,338)
Billings in excess of costs and estimated earnings on uncompleted contracts	5,241	(5,383)
Deposits	66	47
Net cash provided by operating activities	50,745	17,434

Cash Flows From Investing Activities:
Cash paid for acquisitions (net of cash received from acquisitions)	—	(14,160)
Proceeds from sale of assets	437	—
Purchase of property and equipment	(6,145)	(1,626)
Net cash used in investing activities	(5,708)	(15,786)

Cash Flows From Financing Activities:
Borrowings from Senior Credit Facility	—	10,000
Payments on notes payable	(8,415)	(6,738)
Payments of contingent consideration	(913)	(1,213)
Payments of borrowings from Senior Credit Facility	(1,875)	—
Payments of debt issuance costs	(447)	—
Net cash (used in) provided by financing activities	(11,650)	2,049

Net increase in Cash and Cash Equivalents	33,387	3,697
Cash and cash equivalents – beginning of period	31,825	40,739
Cash and cash equivalents – end of period	$65,212	$44,436

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES
(UNAUDITED)
(in thousands)

RECONCILIATION OF GROSS REVENUES TO NET REVENUES

		Three Months Ended		Six Months Ended
		June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Gross Revenues - GAAP		$162,689	$127,974	$328,169	$245,309
Less:	Sub-consultant services	(25,244)	(20,044)	(52,670)	(36,996)
	Other direct costs	(8,914)	(8,410)	(17,402)	(18,106)
Net Revenues		$128,531	$99,520	$258,097	$190,207

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

		Three Months Ended		Six Months Ended
		June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net Income		$4,503	$8,794	$8,691	$14,337
Add:	Interest expense	4,403	457	8,190	808
	Income tax expense	2,056	346	3,462	1,863
	Depreciation and Amortization	12,237	6,245	23,277	12,357
	Stock-based compensation	3,501	2,369	6,880	4,167
	Acquisition-related costs	231	238	571	238
Adjusted EBITDA		$26,931	$18,449	$51,071	$33,770

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

		Three Months Ended		Six Months Ended
		June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net Income - per diluted share		$0.36	$0.70	$0.69	$1.15
Per diluted share adjustments:
Add:	Amortization expense of intangible assets and acquisition-related costs	0.77	0.42	1.46	0.83
	Income tax expense	(0.20)	(0.10)	(0.38)	(0.19)
Adjusted EPS		$0.93	$1.02	$1.77	$1.79